UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 7, 2007

National Fuel Gas Company
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6363 Main Street, Williamsville, New York		14221
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-857-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.03 Material Modifications to Rights of Security Holders.

On June 8, 2007, National Fuel Gas Company (the "Company") entered into an Amended and Restated Rights Agreement, dated as of June 8, 2007 (the "Rights Agreement"), with HSBC Bank USA, National Association, as rights agent. The Rights Agreement amends and restates that certain Amended and Restated Rights Agreement, dated as of April 30, 1999, between the Company and HSBC Bank USA, as rights agent. The amendments included in the Rights Agreement modify the rights of holders of the Company’s Common Stock Purchase Rights (the "Rights"). Among the amendments are:

· a change to the definition of Acquiring Person in the Rights Agreement such that any person who becomes the beneficial owner of voting stock in the Company representing 10% or more of the aggregate voting power of all outstanding shares of voting stock (a "Substantial Block") as a result of a reduction in the number of shares of the Company's voting stock outstanding due to the repurchase of shares of voting stock by the Company shall not be deemed to be an Acquiring Person unless and until such person, after becoming aware that such person has become the beneficial owner of a Substantial Block of the then outstanding shares of voting stock, acquires beneficial ownership of additional shares of voting stock representing 1% or more of the shares of voting stock then outstanding. Additionally, an Acquiring Person shall not be any person who otherwise would be an Acquiring Person but whom the Board of Directors (the "Board") of the Company determines, in good faith, to have become an Acquiring Person inadvertently (including, without limitation, because (i) such person was unaware that he or it was the beneficial owner of a percentage of Common Stock, $1.00 par value, of the Company (the "Common Stock") that otherwise would cause such person to be an Acquiring Person, or (ii) such person was aware of the extent to which such person is the beneficial owner of Common Stock but had no actual knowledge of the consequences of being such a beneficial owner under the Rights Agreement) and without any intention of changing or influencing control of the Company, and if such person, after being advised of such determination and within a period of time set by the Board, divests himself or itself of a sufficient number of shares of Common Stock so that such person would no longer be the beneficial owner of a Substantial Block;

· a change allowing for greater flexibility for the Board to extend by resolution the date on which the Rights are actually distributed to stockholders in the event of a tender or exchange offer;

· an adjustment to the distribution date of the Rights so that the Rights would be distributed on the 10th business day following the commencement of an offer for the Company's shares;

· a clarification that the Company may pay the redemption price for the Rights in cash, shares of Common Stock, or any other form of consideration deemed appropriate by the Board;

· the addition of a provision that prevents the Board from effecting an exchange under the Rights Agreement at any time after any person, together with all affiliates and associates of such person, becomes the beneficial owner of 50% or more of the Common Stock then outstanding; and

· certain technical changes to the Rights Agreement.

The foregoing description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to Rights Agreement, a copy of which has been filed as an exhibit hereto and is expressly incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 7, 2007, the Board of Directors of National Fuel Gas Company (the "Company") amended and restated the Company’s By-Laws. Among the amendments made to the By-Laws are:

· specification that the place, date and time of the Company’s annual meeting of stockholders shall be as designated by the Board, rather than necessarily 10:00 a.m. local time on the third Thursday of each February;

· the addition of procedures to be followed at a special meeting of the Company’s stockholders, including the following: (i) stockholders requesting a special meeting of stockholders be stockholders of record both on the date they request the meeting and on the record date for determining the stockholders entitled to vote at the meeting, (ii) stockholders requesting a special meeting of stockholders provide proper written notice to the Company of the business they desire to bring before the meeting, the reasons for conducting such business at the special meeting, the name and record address of the stockholders proposing such business, the class and number of shares of the Company which are beneficially owned by the stockholders, and any material interest of the stockholders in such business, (iii) following receipt of a valid notice requesting the call of a special meeting of stockholders, the Company will convene such meeting not earlier than 60 days nor more than 120 days following receipt of the notice, (iv) no business will be conducted at a special meeting of stockholders except in accordance with these procedures, and (v) the chairman of a special meeting of stockholders will, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with these provisions, and business not properly brought before the meeting will not be transacted;

· clarification and addition of provisions relating to adjournment of meetings of stockholders, including the following: (i) if a quorum is not present or represented at any meeting of stockholders, the chairman of the meeting, or if so requested by the chairman, the stockholders present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than the announcement at the meeting, until a quorum shall be present or represented, and (ii) the chairman of any meeting of stockholders will have the power to adjourn the meeting at the request of the Board if the Board determines that adjournment is necessary or appropriate to enable stockholders to fully consider information which the Board determines has not been made sufficiently or timely available to stockholders or is otherwise in the best interests of stockholders;

· amendment of the general rule for timely submission by stockholders of stockholder proposals and director nominations, from not less than 110 days prior to the anniversary date of the first mailing of the Company’s proxy materials for the prior year’s annual meeting of stockholders, to not less than 120 days and not more than 150 days prior to the anniversary date of the prior year’s annual meeting of stockholders; provided that this amendment does not affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934;

· clarification of the Company’s obligation to advance expenses to directors and officers prior to final disposition of any proceeding to which indemnification rights attach, and affirmation of the right of directors and officers to indemnification with respect to acts or omissions occurring prior to any future repeal or modification of the provisions of the By-Laws regarding indemnification; and

· removal of provisions relating to the compensation of non-employee directors (future changes to such compensation will be effected by resolution of the Board rather than amendment of the By-Laws).

The foregoing description of the By-Laws does not purport to be complete and is qualified in its entirety by reference to the By-Laws, a copy of which has been filed as an exhibit hereto and is expressly incorporated by reference herein.

Item 8.01 Other Events.

On June 8, 2007, National Fuel Gas Company ("National" or the "Company") entered into an Amended and Restated Rights Agreement, dated as of June 8, 2007 (the "Rights Agreement"), with HSBC Bank USA, National Association, as rights agent. The Rights Agreement amends and restates that certain Amended and Restated Rights Agreement, dated as of April 30, 1999, between the Company and HSBC Bank USA, as rights agent. The amendments included in the Rights Agreement modify the rights of holders of the Company’s Common Stock Purchase Rights (the "rights").

The detailed description and terms of the rights are set forth in the Rights Agreement. A summary description of the rights follows:

The holders of the common stock have one right for each of their shares. Each right, which will initially be evidenced by the common stock certificates representing the outstanding shares of common stock, entitles the holder to purchase one?half of one share of common stock at a purchase price of $65.00 per share, being $32.50 per half share, subject to adjustment (Purchase Price).

The rights become exercisable upon the occurrence of a distribution date. Subject to redemption or exchange of the rights, at any time following a distribution date, each holder of a right will be entitled to receive, upon exercise of the right, common stock (or, under certain circumstances, other property of National) having a value equal to two times the Purchase Price of the right then in effect. However, the rights are subject to redemption or exchange by National prior to their exercise as described below.

A distribution date would occur upon the earlier of:

· ten days after the public announcement that a person or group has acquired, or obtained the right to acquire, beneficial ownership of National’s common stock or other voting stock having 10% or more of the aggregate voting power of National’s common stock and other voting stock, except in the circumstances described below; and

· ten business days after the commencement or announcement by a person or group of an intention to make a tender or exchange offer that would result in that person acquiring, or obtaining the right to acquire, beneficial ownership of National’s common stock or other voting stock having 10% or more of the total voting power of National’s common stock and other voting stock.

A distribution date would not occur where the acquisition described in the first bullet point above results from a reduction in the number of National’s shares outstanding due to the repurchase of shares by National, unless and until the acquiring person or group, after becoming aware of its 10% stake, acquires an additional one percent of National’s shares then outstanding. Similarly, a distribution date would not occur if National’s Board of Directors determines that the person or group that acquired the 10% stake did so inadvertently and without any intention of changing or influencing control of National, and if that person or group, after being advised of the Board of Directors’ determination, reduces its stake below 10% within a period of time set by the Board of Directors.

In certain situations after a person or group has acquired beneficial ownership of 10% or more of the total voting power of National’s stock as described above, each holder of a right will be entitled to receive, upon exercise of the right, common stock of the acquiring company having a value equal to two times the Purchase Price of the right then in effect. These situations would arise if National is acquired in a merger or other business combination or if 50% or more of National’s assets or earning power are sold or transferred.

At any time prior to the end of business on the tenth day following the announcement that a person or group has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the total voting power of National (except in the circumstances described above in which a distribution date would not occur), National may redeem the rights in whole, but not in part, at a price of $.005 per right, payable in cash, stock or other assets. A decision to redeem the rights requires the vote of 75% of National’s full Board of Directors. Also, at any time following the announcement that a person or group has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the total voting power of National, 75% of National’s full Board of Directors may vote to exchange the rights, in whole or in part, at an exchange rate of one share of common stock, or other property deemed to have the same value, per right, subject to certain adjustments. Notwithstanding the foregoing, the Board of Directors may not effect an exchange after a person or group has acquired, or obtained the right to acquire, beneficial ownership of 50% or more of the Common Stock then outstanding.

After a distribution date, rights that are owned by an acquiring person will be null and void. Upon exercise of the rights, National may need additional regulatory approvals to satisfy the requirements of the Rights Agreement. The rights will expire on July 31, 2008, unless they are exchanged or redeemed earlier than that date.

The rights have anti-takeover effects because they will cause substantial dilution of the common stock if a person attempts to acquire National on terms not approved by the Board of Directors.

The foregoing description of the rights does not purport to be complete and is qualified in its entirety by reference to Rights Agreement, a copy of which has been filed as an exhibit hereto and is expressly incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 3.1 - By-Laws of National Fuel Gas Company as amended and restated June 7, 2007

Exhibit 4.1 - Amended and Restated Rights Agreement, dated as of June 8, 2007, between National Fuel Gas Company and HSBC Bank USA, National Association, as rights agent

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Fuel Gas Company

June 8, 2007	By:	J. R. Peterson

Name: J. R. Peterson
Title: Assistant Secretary

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Exhibit Index

Exhibit No.	Description

3.1	By-Laws of National Fuel Gas Company as amended and restated June 7, 2007
4.1	Amended and Restated Rights Agreement, dated as of June 8, 2007, between National Fuel Gas Company and HSBC Bank USA, National Association, as rights agent